Exhibit 99.2

Execution Version

SECOND AMENDED AND RESTATED SUPPLEMENTAL CONFIRMATION NO. 3

Date:	May 22, 2024

To:	QH Hungary Holdings Limited
BAH Center | 2 Furj street, Building B, Ground fl.
1124 Budapest, Hungary
Attn: Balazs Horvath Dr
T: +36 1 646 4638
Email: balazs.horvath@bekespartners.com, rozsa.juci@gmail.com

From:	Citibank, N.A.
Fax No.:	212-615-8985

Reference Number:	To be advised.

The purpose of this Second Amended and Restated Supplemental Confirmation, dated May 22, 2024, between Citibank, N.A. (“Dealer”) and QH Hungary Holdings Limited (“Counterparty”) (this “Second Amended and Restated Supplemental Confirmation”) is to amend and restate the terms and conditions of the Transaction (i) originally entered into between Dealer and Counterparty on August 27, 2020, evidenced by the Supplemental Confirmation, dated August 27, 2020, and (ii) subsequently amended and restated in its entirety by the Amended and Restated Supplemental Confirmation, dated August 10, 2022, entered into between Dealer and Counterparty, subject to the Master Confirmation specified below. Each party repeats to the other party the representations and warranties set forth in the Master Confirmation and in the Agreement (as defined in the Master Confirmation) (as if the Second Amendment and Restatement Date were the Trade Date, the date the parties entered into a Transaction and the date of the Master Confirmation). This Second Amended and Restated Supplemental Confirmation is a binding contract between Dealer and Counterparty as of the Second Amendment and Restatement Date for the Transaction referenced below.

1.       This Second Amended and Restated Supplemental Confirmation supplements, forms part of, and is subject to the Master Terms and Conditions for Prepaid Variable Share Forward Transactions dated as of May 19, 2020 between Dealer and Counterparty (as amended and supplemented from time to time, the “Master Confirmation”). All provisions contained in the Agreement (as modified and as defined in the Master Confirmation) shall govern this Second Amended and Restated Supplemental Confirmation, except as expressly modified below, and capitalized terms used but not defined herein shall have the meanings specified in the Master Confirmation.

2.       The terms of the Transaction to which this Second Amended and Restated Supplemental Confirmation relates are as follows:

Trade Date:	August 27, 2020

Second Amendment and Restatement Date:	May 22, 2024

Prepayment Amount:	USD 9,481,130

Prepayment Date:	The first Currency Business Day on which all of the conditions specified in Section 4 of the Master Confirmation are satisfied or waived by Dealer and Counterparty satisfied its obligations under Section 6(d) of the Master Confirmation; provided that, if such conditions are first all satisfied or waived after 3:00 p.m., New York time, on a Currency Business Day, the Prepayment Date shall be the next following Currency Business Day.

Second Amendment Payment Amount:	USD 2,500,204.34. Counterparty agrees to pay Dealer the Second Amendment Payment Amount on the Second Amendment Payment Date.

Second Amendment Payment Date:	The first Currency Business Day following the Second Amendment and Restatement Date.

Second Amendment Reference Price:	USD 186.3683

Forward Floor Price:	USD 186.3683

Forward Cap Price:	USD 292.5982

Final Disruption Date:	August 18, 2026

Contractual Dividend:	USD 0.455 per quarter

For each Component of the Transaction, the Number of Shares and the Scheduled Valuation Date are as set forth below.

Component Number	Number of Shares	Scheduled Valuation Date
1	1,200	5/27/2026
2	1,200	5/28/2026
3	1,200	5/29/2026
4	1,200	6/1/2026
5	1,200	6/2/2026
6	1,200	6/3/2026
7	1,200	6/4/2026
8	1,200	6/5/2026
9	1,200	6/8/2026
10	1,200	6/9/2026
11	1,200	6/10/2026
12	1,200	6/11/2026
13	1,200	6/12/2026
14	1,200	6/15/2026
15	1,200	6/16/2026
16	1,200	6/17/2026
17	1,200	6/18/2026
18	1,200	6/22/2026
19	1,200	6/23/2026
20	1,200	6/24/2026
21	1,200	6/25/2026
22	1,200	6/26/2026
23	1,200	6/29/2026
24	1,200	6/30/2026
25	1,200	7/1/2026
26	1,200	7/2/2026
27	1,200	7/6/2026
28	1,200	7/7/2026
29	1,200	7/8/2026
30	1,200	7/9/2026
31	1,200	7/10/2026
32	1,200	7/13/2026
33	1,200	7/14/2026
34	1,200	7/15/2026
35	1,200	7/16/2026
36	1,200	7/17/2026
37	1,200	7/20/2026
38	1,200	7/21/2026
39	1,200	7/22/2026
40	1,200	7/23/2026
41	1,200	7/24/2026

42	1,200	7/27/2026
43	1,200	7/28/2026
44	1,200	7/29/2026
45	1,200	7/30/2026
46	1,200	7/31/2026
47	1,200	8/3/2026
48	1,200	8/4/2026
49	1,200	8/5/2026
50	1,200	8/6/2026

Dealer represents, warrants and covenants to Counterparty that any and all sales of Shares in connection with establishing Dealer’s initial Hedge Positions with respect to the Original Transaction have been made in compliance with and in accordance with the manner-of-sale conditions described in Rule 144(f) and (g) under the Securities Act (as interpreted by the Interpretive Letters).

Counterparty hereby agrees (a) to check this Second Amended and Restated Supplemental Confirmation carefully and immediately upon receipt so that errors or discrepancies can be promptly identified and rectified and (b) to confirm that the foregoing correctly sets forth the terms of the agreement between us with respect to the particular Transaction to which this Second Amended and Restated Supplemental Confirmation relates by manually signing this Second Amended and Restated Supplemental Confirmation and providing any other information requested herein or in the Master Confirmation and immediately sending a facsimile transmission of an executed copy to us.

Yours sincerely,

CITIBANK, N.A.

By:	/s/ Eric Natelson
Authorized Representative

Confirmed as of the date first above written:

QH HUNGARY HOLDINGS LIMITED

By:	/s/ Michael Kelletter
Name: Michael Kelletter
Title: Managing Director

[Signature Page to 2nd A&R Supplemental Confirmation No. 3 (Citi)]